UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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CITIZENS & NORTHERN CORPORATION

(Name of Registrant as Specified In Its Charter)

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90-92 Main Street

Wellsboro, Pennsylvania 16901

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD THURSDAY, APRIL 17, 2014

TO OUR SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of Shareholders of Citizens & Northern Corporation (the “Corporation”) will be held at the Arcadia Theatre, located at 50 Main Street, Wellsboro, Pennsylvania, on Thursday, April 17, 2014 at 2:00 P.M., local time, for the following purposes:

1.	To elect three Class III directors to serve for a term of 3 years;

2.	To consider and approve the compensation of the named executive officers in an advisory (non-binding) resolution;

3.	To ratify the appointment of ParenteBeard LLC as the Corporation’s independent registered public accounting firm for the year ending December 31, 2014; and

4.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The Board of Directors recommends that you vote “FOR” the election of each of the nominees for director listed in the enclosed proxy statement, “FOR” approval of the advisory (non-binding) resolution regarding executive compensation and “FOR” the ratification of the appointment of ParenteBeard LLC as the Corporation’s independent registered public accounting firm for the year ending December 31, 2014.

We have elected to provide access to our proxy materials over the Internet using the Securities and Exchange Commission’s “notice and access” rules. Details regarding the business to be conducted are described in the Notice of Internet Availability of Proxy Materials (“Notice”) you received in the mail and in this proxy statement. We have also made available a copy of our 2013 Annual Report on Form 10-K with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, the Board of Directors encourages you to vote your shares. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions described in this proxy statement, as well as in the Notice you received in the mail. This will not prevent you from voting in person at the meeting, but will assure that your vote is counted if you are unable to attend. If you are a shareholder whose shares are registered in “street name,” you will need additional documentation from your broker in order to vote in person at the meeting.

Only shareholders of record at the close of business on February 13, 2014, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Jessica R. Brown
Corporate Secretary

Wellsboro, Pennsylvania

March 7, 2014

TABLE OF CONTENTS

Page

Annual Meeting Information	3-5

Who is entitled to vote?
On what am I voting?
How does the board of directors recommend I vote?
How are proxy materials being disseminated?
How do I vote?
How do I change my vote?
What is a quorum?
What vote is required to approve the proposals?
Who will count the vote?
How are proxies being solicited?
What is the deadline for shareholder proposals for next year’s annual meeting?

Internet Availability of Proxy Materials	5

Cautionary Statement Regarding Forward-Looking Statements	5

Proposal 1 - Election of Directors	5-8

Board of Directors
Nominees for Election
Director Qualifications

Executive Officers	8-9

Corporate Governance	9-12

Director Independence
Leadership Structure of the Board; Lead Independent Director
Meetings and Committees of the Board of Directors
Shareholder Communications
Related Person Transactions and Policies
Stock Ownership Guidelines

Information Concerning Security Ownership	12-13

Beneficial Ownership of Principal Holders
Beneficial Ownership of Executive Officers and Directors
Section 16(a) Beneficial Ownership Reporting Compliance

Compensation Discussion and Analysis	13-19

Overview of the Executive Compensation Program
Compensation Philosophy and Program Objectives
Program Management
Program Components
Recent Actions
Consideration of Say-on-Pay Advisory Vote
Risk Management
Recoupment Policy
Compensation Committee Report
Compensation Committee Interlocks and Insider Participation

Executive Compensation Tables	20-25

Summary Compensation Table
Grants of Plan-Based Awards Table
Outstanding Equity Awards at Fiscal Year-End Table
Option Exercises and Stock Vested Table
Pension Benefits Table

Citizens Trust Company Pension Plan	25
Supplemental Executive Retirement Plan	25
Employment Agreements	26-27
Change in Control Agreements	27
Potential Payments Upon Termination or Change in Control	28
Indemnification Agreements	29

Compensation of Directors	29-30

Director Summary Compensation Table
Director Fees
Independent Directors Stock Incentive Plan

Proposal 2 – Advisory (non-binding) Vote on Executive Compensation	31

Proposal 3 – Ratification of Independent Registered Public Accounting Firm	31

Fees of Independent Public Accountants	32

Audit Committee Report	32

Annual Report on Form 10-K	32

Other Matters	33

90-92 Main Street

Wellsboro, Pennsylvania 16901

PROXY STATEMENT

Annual Meeting of Shareholders – April 17, 2014

Annual Meeting Information

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Citizens & Northern Corporation (the “Corporation”) to be used at the Annual Meeting of Shareholders of the Corporation to be held on Thursday, April 17, 2014, at 2:00 P.M., at the Arcadia Theatre located at 50 Main Street, Wellsboro, Pennsylvania, and at any adjournments or postponements thereof. This proxy statement was first made available to shareholders on March 7, 2014.

Who is entitled to vote?

Shareholders owning Corporation common stock on February 13, 2014 are entitled to vote at the Annual Meeting or any adjournment or postponement of the meeting. Each shareholder has one vote per share on all matters to be voted on. On February 13, 2014, there were12,409,748 shares of Corporation common stock outstanding.

On what am I voting?

You will be asked to elect three (3) Class III directors for three-year terms expiring in 2017, to approve the advisory (non-binding) resolution on executive compensation and to ratify the appointment of ParenteBeard LLC as the Corporation’s independent registered public accounting firm for the year ending December 31, 2014. The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. If any other matter requiring a vote of the shareholders would be presented at the meeting, the proxies will vote according to the directions of the Corporation’s management.

How does the Board of Directors recommend I vote on the proposals?

The Board of Directors recommends that you vote “FOR” the election of each of the nominees for director listed in this proxy statement, “FOR” the approval of the advisory (non-binding) resolution on executive compensation and “FOR” the ratification of the appointment of ParenteBeard LLC as the Corporation’s independent registered public accounting firm for the year ending December 31, 2014.

How are proxy materials being disseminated?

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to furnish proxy materials, including this proxy statement and our 2013 Annual Report on Form 10-K, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our shareholders, provides instructions as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy via the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

If you received more than one Notice, it means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account over the Internet or by telephone, or sign and return by mail all proxy cards or voting instruction forms requested in paper format.

How do I vote?

As described in the Notice, you may vote by any of the following methods:

Internet. Go to www.voteproxy.com 24 hours a day, seven days a week, and follow the instructions. You will need the control number that is included in the Notice, proxy card or voting instructions form that is sent to you. The Internet voting system allows you to confirm that the system has properly recorded your votes. This method of voting will be available until 11:59 p.m., Eastern Time, on April 16, 2014.

Telephone. Call toll-free 1-800-PROXIES 24 hours a day, seven days a week, and follow the instructions. You will need the control number that is included in the Notice, proxy card or voting instructions form that is sent to you. As with Internet voting, you will be able to confirm that the system has properly recorded your votes. This method of voting will be available until 11:59 p.m., Eastern Time, on April 16, 2014.

Mail. If you are a shareholder of record and you elect to receive your proxy materials by mail, you can vote by marking, dating and signing your proxy card exactly as your name appears on the card and returning it by mail in the postage-paid envelope that will be provided to you. If you hold your shares in street name and you elect to receive your proxy materials by mail, you can vote by completing and mailing the voting instructions form that will be provided by your bank, broker or other holder of record. You should mail the proxy card or voting instruction form in plenty of time to allow delivery prior to the meeting. Do not mail the proxy card or voting instruction form if you are voting over the Internet or by telephone.

At the Annual Meeting. You may vote your shares at the Annual Meeting if you attend in person. Even if you plan to attend the Annual Meeting, we encourage you to vote over the Internet or by telephone prior to the meeting. It is fast and convenient, your vote is recorded immediately, and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.

How do I change my vote?

If you give the proxy we are soliciting, you may revoke it at any time before it is exercised:

•	by signing and returning a later-dated proxy; or

•	by giving written notice to Citizens & Northern Corporation, 90-92 Main Street, Wellsboro, PA 16901, Attention: Jessica R. Brown, Corporate Secretary; or

•	by voting in person at the Annual Meeting.

A shareholder whose shares are held in “street name” should follow the instructions of his or her broker regarding revocation of proxies. You should note that your presence at the meeting without voting in person will not revoke an otherwise valid proxy.

What is a quorum?

A “quorum” is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares. There must be a quorum for the meeting to be held. Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Pennsylvania law. Brokers holding shares in “street name” for their customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. Such shares for which brokers have not received voting instructions from their customers are called “broker non-votes.” Under Pennsylvania law, broker non-votes will be counted to determine if a quorum is present with respect to any matter to be voted upon by shareholders at the meeting only if such shares have been voted at the meeting on a matter other than a procedural motion.

What vote is required to approve the proposals?

The three (3) nominees for election to the Board of Directors receiving the highest number of votes cast by shareholders entitled to vote at the meeting will be elected. “Withhold” votes will have the effect of a vote against a nominee. Abstentions and broker non-votes will have no effect on the election of directors.

Approval of the advisory (non-binding) resolution on executive compensation and the appointment of ParenteBeard LLC as the Corporation’s independent registered public accounting firm for the year ending December 31, 2014 requires the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy. Abstentions and broker non-votes will have no effect in calculating the votes on these matters.

Who will count the vote?

The Judges of Election appointed by the Board of Directors will count the votes cast in person or by proxy at the meeting.

How are proxies being solicited?

The Corporation will bear its own cost of solicitation of proxies for the meeting. In addition to solicitation by mail, the company’s directors, officers and employees may solicit proxies personally or by telephone, facsimile transmission or otherwise. These directors, officers and employees will not be additionally compensated for their solicitation efforts, but may be reimbursed for out-of-pocket expenses incurred in connection with these efforts. The Corporation will reimburse brokerage firms, fiduciaries, nominees and others for their out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners of shares of common stock held in their names.

What is the deadline for shareholder proposals at next year’s Annual Meeting?

Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Corporation’s proxy statement for its 2015 Annual Meeting of Shareholders must deliver the proposal in writing to the Secretary of Citizens & Northern Corporation at the Corporation’s principal executive offices at 90-92 Main Street, Wellsboro, Pennsylvania, not later than November 7, 2014.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at the next Annual Meeting, the Corporation’s Articles of Incorporation require shareholders to give advance notice of such proposals. The required notice, which must include the information and documents set forth in the Articles of Incorporation, must be given no more than 50 days and no less than 14 days prior to the Annual Meeting. If notice is not received by the Corporation within this time frame, the Corporation will consider such notice untimely.

Under Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended, if any shareholder proposal intended to be presented at the Annual Meeting without inclusion in our proxy statement is received within the required time frame and is properly presented, then a proxy will have the ability to confer discretionary authority to vote on the proposal.

Internet Availability of Proxy Materials

Important Notice About the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on April 17, 2014: This proxy statement, proxy card and the Corporation’s annual report to shareholders are available at: http://www.astproxyportal.com/ast/11697/.

Cautionary Statement Regarding Forward-Looking Statements

This proxy statement and the documents that have been incorporated herein by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, these statements can be identified by the use of words such as “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “target,” “will,” “would” and similar expressions. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of our business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in our filings with the SEC.

Although forward-looking statements help provide additional information about us, investors should keep in mind that forward-looking statements are only predictions, at a point in time, and are inherently less reliable than historical information. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. We assume no obligation to update any forward-looking statement in order to reflect any event or circumstance that may arise after the date of this proxy statement, other than as may be required by applicable law or regulation.

PROPOSAL 1 — ELECTION OF DIRECTORS

Board of Directors

Our Articles of Incorporation provide that the Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) directors and that within these limits the number of directors shall be as established by the Board of Directors. The Articles further provide that the Board shall be classified into three classes, as nearly equal in number as possible. One class of directors is elected annually, and the term for each class is three (3) years. Any vacancy occurring on the Board of Directors, for any reason, may be filled by a majority of directors then in office to serve until the expiration of the term of the vacancy. In 2013, there were eleven (11) members of the Corporation’s Board of Directors.

At the 2014 Annual Meeting, three (3) Class III directors are to be elected to serve for a three-year term.

Nominees for Election

The Board of Directors proposes the following three (3) nominees be elected as Class III directors for terms expiring at the 2017 Annual Meeting of Shareholders: Dennis F. Beardslee, Jan E. Fisher, and Ann M. Tyler. Each of the nominees currently serves as a director of the Corporation.

The three (3) nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Unless otherwise instructed, proxies received from shareholders will be voted for the nominees named in this proxy statement. If a nominee should become unavailable for any reason, proxies will be voted for a substitute nominee determined by the Board of Directors. The Board of Directors has no reason to believe that the nominees will be unable to serve if elected.

Cumulative voting does not exist in the election of directors. Each share of Corporation common stock is entitled to cast one vote for each nominee. For example, if a shareholder owns ten shares of common stock, he or she may cast up to ten votes for each of the three nominees to be elected.

The Board of Directors recommends a vote “FOR” the election of the nominees identified above, each of whom has consented to be named as a nominee and to serve if elected.

Director Qualifications

We provide below information as of the date of this proxy statement about each nominee and director of the Corporation. The information includes information each director has given us about his/her age, all positions held, principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led the Board of Directors to conclude that he should serve as a director, we also believe that all of our directors and nominees have demonstrated good judgment, strength of character, and an independent mind, as well as a reputation for integrity and the highest personal and professional ethics.

Nominees as Class III Directors for a term expiring at the 2017 Annual Meeting

Dennis F. Beardslee

Director since: 1999

Age: 63

Mr. Beardslee has owned and operated Terrace Lanes Bowling Center since 1984. He received his Bachelor of Arts from Mansfield University. He serves on several nonprofit boards within his local community. We believe Mr. Beardslee’s qualifications to serve as a director of the Corporation include his over 25 years of experience as a local business owner and entrepreneur and his 14 years of experience as a director of the Corporation.

Jan E. Fisher

Director since: 2002

Age: 59

Ms. Fisher is the Executive Vice President & Chief Operating Officer of Susquehanna Health, Williamsport, PA. She previously served as the Executive Vice President & Chief Operating Officer of Laurel Health System and President & Chief Executive Officer of Soldiers & Sailors Memorial Hospital, Wellsboro, PA. She received her Bachelor of Science from Purdue University and Master of Business Administration from the University of Miami. Ms. Fisher has served and continues to serve on many nonprofit boards within her local community and industry. We believe Ms. Fisher’s qualifications to serve as a director of the Corporation include her over 20 years of executive management experience.

Ann M. Tyler

Director since: 2002

Age: 69

Ms. Tyler is a certified public accountant from her firm Ann M. Tyler CPA, which she has owned and operated for over 15 years. Prior to starting her own firm, Ms. Tyler was a certified public accountant with Brodart Company and Parente Randolph LLC for over 9 years. She received her Bachelor of Arts from Lycoming College. Ms. Tyler has served and continues to serve on various nonprofit boards within her community. We believe Ms. Tyler’s qualifications to serve as a director of the Corporation include her experience as a certified public accountant and financial expertise.

Continuing as Class I Directors for a term expiring at the 2015 Annual Meeting

Raymond R. Mattie

Director since: 2007

Age: 50

Mr. Mattie has been the President of M&S Conversion Co. Inc. since 1992 and has held various positions within M&S Conversion Co. Inc. since 1979. Mr. Mattie received his Associates Degree from Williamsport Area Community College. He serves on various nonprofit boards within his community. We believe Mr. Mattie’s qualifications to serve as a director of the Corporation include his over 20 years of executive leadership experience and community leadership experience.

Edward H. Owlett, III

Director since: 1994

Age: 59

Mr. Owlett has been the President & Chief Executive Officer of Putnam Company since 1995. Mr. Owlett was an attorney at Owlett & Lewis, PC from 1981 to 2001. He received his Bachelor of Science from Wharton School of Business and his Doctorate of Jurisprudence from University of Pittsburgh. He serves on the boards of various organizations within his local community. We believe Mr. Owlett’s qualifications to serve as a director of the Corporation include his experience as an attorney, as well as his executive leadership experiences at Putnam Company.

James E. Towner

Director since: 2000

Age: 67

Mr. Towner is retired with over 30 years of experience with Times Shamrock Communications, including over 20 years as publisher. He has served on several nonprofit boards within his local community. He received his Bachelor of Science from Elmira College. We believe Mr. Towner’s qualifications to serve as a director of the Corporation include his 13 years of experience as a director of the Corporation and reputation as a respected business leader in the community.

Charles H. Updegraff, Jr.

Director since: 2007

Age: 61

Mr. Updegraff has been the Chairman of Citizens & Northern Corporation and Citizens & Northern Bank since September 2010, and President and Chief Executive Officer of Citizens & Northern Corporation and Citizens & Northern Bank since January 2010. He previously served as President and Chief Executive Officer of Canisteo Valley Corporation and First State Bank from May 2008 to September 2010 and Executive Vice President and Chief Operating Officer of C&N Bank from May 2007 to January 2010. He received his Bachelor of Science from Bloomsburg University and has attended numerous banking schools. He has served and continues to serve on various nonprofit boards in his local community. We believe Mr. Updegraff’s qualifications to serve as a director of the Corporation include his over 30 years of banking experience in northern Pennsylvania, as well as his strategic, executive leadership and management experience.

Continuing as Class II Directors for a term expiring at the 2016 Annual Meeting

R. Bruce Haner

Director since: 1998

Age: 66

Mr. Haner owned and operated an auto dealership for over 30 years. Mr. Haner has attended various Pennsylvania Bankers Association, American Bankers Association, and Federal Reserve seminars and workshops. We believe Mr. Haner’s qualifications to serve as a director of the Corporation include his over 30 years of experience as a local business owner and entrepreneur and his 15 years of experience as a director of the Corporation.

Susan E. Hartley

Director since: 1998

Age: 56

Ms. Hartley has been an attorney since 1984. She received her Bachelor of Arts from Elmira College, Master of Arts from State University of New York at Buffalo, and Doctorate of Jurisprudence from State University of New York at Buffalo School of Law. We believe Ms. Hartley’s qualifications to serve as a director of the Corporation include her experience as an attorney and her 15 years of experience as a director of the Corporation.

Leo F. Lambert

Director since: 2001

Age: 60

Mr. Lambert has been the President and General Manager of Fitzpatrick & Lambert, Inc. since 1978. Mr. Lambert received his Bachelor of Science from St. Francis College Loretto. Mr. Lambert has served and continues to serve on many nonprofit boards within his community. We believe Mr. Lambert’s qualifications to serve as a director of the Corporation include his over 30 years of experience as a local business owner and entrepreneur and community leader.

Leonard Simpson

Director since: 1989

Age: 65

Mr. Simpson has been an attorney since 1975, having served as Sullivan County District Attorney from 1977 through 1993 and from 2008 until present. He received his Bachelor of Science from Gettysburg College and his Doctorate of Jurisprudence from Cumberland School of Law, Samford University. Mr. Simpson has served and continues to serve on various nonprofit boards within his local community. We believe Mr. Simpson’s qualifications to serve as a director of the Corporation include his experience as an attorney, his 24 years of experience as a director of the Corporation and his professional leadership experience.

EXECUTIVE OFFICERS

The following table identifies each of the executive officers of the Corporation and Citizens & Northern Bank (the “Bank”), their age as of February 13, 2014, the position they currently hold and their professional experience during the prior five years.

Charles H. Updegraff, Jr.

Age: 61

Chairman of the Corporation and Bank since September 2010, and President and Chief Executive Officer of the Corporation and the Bank since January 2010; formerly President and Chief Executive Officer of Canisteo Valley Corporation and First State Bank from May 2008 to September 2010; formerly Executive Vice President and Chief Operating Officer of the Bank from May 2007 to January 2010.

Dawn A. Besse

Age: 62

Executive Vice President and Chief Credit Officer of the Bank since August 2008.

Shelley L. D’Haene

Age: 53

Executive Vice President and Director of Alternate Delivery Channels of the Bank since January 2013: formerly Vice President and Cash Management Coordinator of the Bank since February 2006.

Harold F. Hoose, III

Age: 47

Executive Vice President and Director of Lending of the Bank since March 2005.

Mark A. Hughes

Age: 52

Treasurer of the Corporation since November 2000; Executive Vice President and Chief Financial Officer of the Bank since August 2000.

George M. Raup

Age: 60

Executive Vice President and Chief Information Officer of the Bank since April 2008.

John M. Reber

Age: 47

Executive Vice President and Director of Risk Management of the Bank since January 2011; formerly Vice President and Director of Risk Management of the Bank since June 2004.

Thomas L. Rudy, Jr.

Age: 49

Executive Vice President and Director of Branch Delivery of the Bank since February 2004; President of C&N Financial Services Corporation since January 2000.

Deborah E. Scott

Age: 54

Executive Vice President and Director of the Trust Department of the Bank since September 1999.

CORPORATE GOVERNANCE

Members of the Corporation’s Board of Directors are elected by the shareholders. In selecting nominees for the shareholders’ consideration, the Board attempts to identify individuals with appropriate business, financial, legal and other skills and knowledge that are essential to providing oversight of the Corporation’s affairs, and who demonstrate a passion for promoting and enhancing the Corporation’s financial performance and its service to the communities within our marketplace. In evaluating candidates, the Board considers diversity of educational and business background and experiences, taking into account the experience “mix” of current directors, as well as that of the candidates. The nominating process is described in more detail in the section titled “Governance and Nominating Committee” below.

Director Independence

During 2013 and through the date of this proxy statement, all directors and nominees are and were independent, except for Charles H. Updegraff, Jr., as determined in accordance with the independence standards of the NASDAQ Stock Market. In determining the directors’ independence, in addition to matters disclosed under “Related Person Transactions and Policies” on page 11 of this proxy statement, the Board of Directors considered each director’s beneficial ownership of Corporation common stock and loan transactions between the Bank and the directors, their family members and businesses with whom they are associated, as well as any contributions made by the Bank to non-profit organizations with whom such persons are associated. In each case, the Board determined that none of the transactions above impaired the independence of the director.

Leadership Structure of the Board; Lead Independent Director

In September 2010, the Board appointed Charles H. Updegraff, Jr., President and Chief Executive Officer, to the additional position of Chairman, believing that his history of working in executive roles within the banking industry uniquely qualified him for this role. This decision was made after much deliberation, with the Board finding that it would be advantageous to have an individual with extensive banking industry experience fill the dual roles of Chief Executive Officer and Chairman of the Board.

The Board attempts to ensure that thorough, open and honest discussions take place at all Board and committee meetings, and that all of the directors are sufficiently informed about each matter that arises so as to make informed decisions concerning each such matter, by designating a “Lead Director.” The Lead Director is required to be an independent director and also serves as chair of the Executive Committee of the Board. The Lead Director presides over executive sessions and meetings of the independent directors, and is responsible for communicating the thoughts or concerns of the independent directors to the Chief Executive Officer. In order to ensure an open dialogue at such executive sessions and meetings, no member of management attends an executive session or meeting of the independent directors. James E. Towner has been designated by the independent directors to serve as Lead Director, and also served in that role throughout 2013.

Meetings and Committees of the Board of Directors

Board of Directors. During 2013, the Board of Directors of the Corporation met thirteen (13) times, the Board of Directors of the Bank met thirteen (13) times, and the independent directors met in executive session and held meetings of the independent directors six (6) times. All of the directors attended at least 75% or more of the meetings of the Board of Directors of the Corporation and of the Board committees on which he or she served.

Although the Corporation does not have a formal policy with respect to director attendance at the Annual Meeting of Shareholders, each director is encouraged to attend the Annual Meeting. All Directors attended the 2013 Annual Meeting of Shareholders.

Executive Committee of the Corporation. The Corporation has an Executive Committee, whose purpose is to monitor and oversee the Corporation’s management succession plan and leadership development processes; review and provide advice and counsel to the CEO regarding the Corporation’s strategic plan, mission, goals and objectives and action plans, as well as various other matters; and to act on behalf of and with full authority of the Board of Directors in matters that may arise between the regular monthly meetings of the Board which require immediate Board level action. The members of the Executive Committee are: Jan E. Fisher, R. Bruce Haner, Leo F. Lambert, Edward H. Owlett, III, Leonard Simpson, James E. Towner, and Charles H. Updegraff, Jr. During 2013, the Executive Committee held eight (8) meetings.

Audit Committee. The primary function of the Audit Committee is to review the internal audit program as performed by the internal auditors; recommend to the Board of Directors the engagement of the independent registered public accounting firm for the year; review the examinations and reports from those persons; and review the annual financial statements of the Corporation. The members of the Audit Committee of the Corporation are: R. Bruce Haner, Leo F. Lambert, Edward H. Owlett, III, James E. Towner and Ann M. Tyler. The Audit Committee held four (4) meetings in 2013. All of the members of the Audit Committee are and were independent under the independence standards of the NASDAQ Stock Market.

At present, none of the members of the Audit Committee meets the definition of “audit committee financial expert” as defined in the rules adopted by the SEC. However, the Board of Directors has determined that each of the members of the Audit Committee has sufficient knowledge and experience in financial matters to effectively perform their duties as members of the Audit Committee.

The Board of Directors of the Corporation has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.cnbankpa.com by clicking on “Investor Relations”, then “Corporate Governance Policies”, then “Audit Committee Charter of C&N Corp”. The policies and procedures for pre-approval of engagements for non-audit services are included in the Charter.

Compensation Committee of the Corporation. The purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to compensation of the executive officers and to provide oversight of the Bank’s compensation, benefit, perquisite and employee equity incentive programs. The members of the Compensation Committee are: Jan E. Fisher, R. Bruce Haner, Leo F. Lambert, Edward H. Owlett, III, Leonard Simpson and James E. Towner. The Compensation Committee held nine (9) meetings in 2013. All of the members of the Compensation Committee are and were independent under the independence standards of the NASDAQ Stock Market.

The Board of Directors of the Corporation has adopted a written charter for the Compensation Committee, which is available on our website at www.cnbankpa.com by clicking on “Investor Relations”, then “Corporate Governance Policies”, then “Compensation Committee Charter of C&N Corp.”

Governance and Nominating Committee. The purpose of the Governance and Nominating Committee is to establish criteria for Board member selection and retention; identify individuals qualified to become Board members; and recommend to the Board the individuals to be nominated and re-nominated for election as directors. This committee is also responsible for reviewing and reporting to the Board periodically on matters of corporate governance. The members of the Governance and Nominating Committee are: Dennis F. Beardslee, Susan E. Hartley, Raymond R. Mattie, Edward H. Owlett, III, and Leonard Simpson. During 2013, the Governance and Nominating Committee held two (2) meetings. All members of the Governance and Nominating Committee are and were independent under the independence standards of the NASDAQ Stock Market.

The Board of Directors of the Corporation has adopted a written charter for the Governance and Nominating Committee, which is available on our website at www.cnbankpa.com by clicking on “Investor Relations”, then “Corporate Governance Policies”, then “Governance and Nominating Charter”.

Qualifications considered by the Governance and Nominating Committee in assessing director candidates include, but are not limited to, the following:

•	An understanding of the business and financial affairs and the complexities of a business organization. A career in business is not essential, but the candidate should have a proven record of competence and accomplishments and should be willing to commit the time and energy necessary to fulfill the role as an effective director;

•	A genuine interest in representing all of the Corporation’s stakeholders, including the long-term interest of the shareholders;

•	A willingness to support the values, mission and vision of the Corporation;

•	An open-mindedness and resolve to independently analyze issues presented for consideration;

•	A reputation for honesty and integrity;

•	A high level of financial literacy (i.e., the ability to read financial statements and financial ratios, and a working knowledge and familiarity with basic finance and accounting practices);

•	A mature confidence and ability to approach others with self-assurance, responsibly and supportively. Candidates should value Board and team performance over individual performance and should be able to raise tough questions in a manner that encourages open discussions. Additionally, a candidate should be inquisitive and curious and feel a duty to ask questions of management;

•	The ability, capacity, and willingness to serve as a conduit of business referrals to the organization;

•	Independence in accordance with the independence standards of the NASDAQ Stock Market; and

•	Experience with a business of size similar or larger than the Corporation.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Governance and Nominating Committee may also consider such other factors as it may deem are in the best interests of the Corporation and its shareholders, and such factors may change from time to time. The Governance and Nominating Committee does, however, require that a majority of the directors be independent under the independence standards of the NASDAQ Stock Market.

The Committee identifies nominees by first evaluating the current directors who are willing to continue in service. If any member of the Board does not wish to continue service or the Board determines not to re-nominate a current director for re-election, the Governance and Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. The Committee evaluates each individual candidate in the context of the Board as a whole, with the objective of recommending a group containing a broad array of diverse experience.

The Board does not have a formal written policy for considering director candidates recommended by shareholders due to the infrequency of nominations, but its long-standing informal policy is to give due consideration to any and all candidates. The evaluation procedure for candidates recommended by the shareholders would be the same as is done for those recommended by the Board of Directors and management. The Committee recommends a director nominee to the Board, and the Board makes the final determination as to the nominees who will stand for election.

Current members of the Board of Directors are polled for suggestions as to prospective director candidates meeting the Governance and Nominating Committee’s criteria. The Committee has the prerogative to employ and pay third party search firms, but to date has not done so.

Asset Liability Committee of the Corporation. The purpose of the Asset Liability Committee is to stabilize and improve profitability by balancing the relationship between risk and return over an extended period of time, as well as to function as an investment committee. The members of the Asset Liability Committee are: Susan E. Hartley, Raymond R. Mattie, Edward H. Owlett, III, Ann M. Tyler, Charles H. Updegraff, Jr., and Mark A. Hughes, the Corporation’s Treasurer and Chief Financial Officer. The Asset Liability Committee met four (4) times during 2013.

Executive Committee of the Bank. The function of the Bank’s Executive Committee is to monitor and oversee the Bank’s management succession plan and leadership development processes and review and provide advice and counsel to the Chief Executive Officer regarding the Bank’s strategic plan, mission, goals and objectives and action plans and other matters, as well as recommend policies and procedures. The members of the Bank’s Executive Committee are: Jan E. Fisher, R. Bruce Haner, Leo F. Lambert, Edward H. Owlett, III, Leonard Simpson, James E. Towner, and Charles H. Updegraff, Jr. During 2013, the Bank’s Executive Committee held ten (10) meetings.

Trust Investment Committee of the Bank. The Trust Investment Committee of the Bank determines the policy and investments of the Trust Department and the acceptance and relinquishment of all fiduciary relationships. Its members are: Dennis F. Beardslee, Susan E. Hartley, Raymond R. Mattie, Leonard Simpson, Charles H. Updegraff, Jr., and Deborah E. Scott, Executive Vice President and Director of Trust Division of the Bank. During 2013, the Trust Investment Committee held four (4) meetings.

Finance and Loan Committee of the Bank. The primary purpose of the Finance and Loan Committee is to evaluate and act on loan requests that exceed management’s lending authority between Bank Board meetings. Members of the Finance and Loan Committee are: Dennis F. Beardslee, Leo F. Lambert, Raymond R. Mattie, Leonard Simpson, Ann M. Tyler, and Charles H. Updegraff, Jr. The Finance and Loan Committee was not required to meet during 2013.

Shareholder Communications

If you wish to communicate with the Board, you may send correspondence to Jessica R. Brown, Corporate Secretary, Citizens & Northern Corporation, 90-92 Main Street, Wellsboro, PA 16901. The Corporate Secretary will submit your correspondence to the Board or the appropriate committee, as applicable. You may also communicate directly with the Lead Director by writing to the Lead Director, Citizens & Northern Corporation, 90-92 Main Street, Wellsboro, PA 16901.

Related Person Transaction and Policies

Certain directors and officers of the Corporation and Bank and their affiliates (including corporations of which such persons are officers or greater than 10% beneficial owners) were customers of, and had transactions with, the Corporation and Bank in the ordinary course of business during the year ended December 31, 2013. Similar transactions may be expected to take place in the future. Such transactions included the purchase of certificates of deposit and extensions of credit in the ordinary course of business on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with third parties and did not involve more than the normal risks of collectability or present other unfavorable features. The Corporation expects that any other transactions with directors and officers and their affiliates in the future will be conducted on the same basis.

Stock Ownership Guidelines

The Board of Directors has adopted formal guidelines setting forth a minimum amount of Corporation common stock that all directors and executive officers are expected to own. Pursuant to these guidelines, independent directors are required to own common stock having a minimum value of $100,000; the chief executive officer is required to own common stock having a minimum value equal to 75% of his/her salary and target bonus; and all other executive vice presidents are required to own common stock having a minimum value equal to 50% of their salary and target bonus.  Each director and executive officer has five (5) years beginning June 30, 2012 or following his or her date of appointment to comply with the minimum ownership requirement. Currently, all directors and named executive officers meet the minimum requirements.

INFORMATION CONCERNING SECURITY OWNERSHIP

Beneficial ownership of shares of the Corporation’s common stock is determined in accordance with SEC Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, in which the person has or shares:

•	Voting power, which includes power to vote or to direct the voting of the stock;
•	Investment power, which includes the power to dispose or direct the disposition of the stock; or
•	The right to acquire beneficial ownership within 60 days after February 13, 2014.

Beneficial Ownership of Principal Holders

The following table shows, to the best of the Corporation’s knowledge, those persons or entities, who owned of record or beneficially, on December 31, 2013, more than 5% of the Corporation’s outstanding common stock.

Name & Address	Amount & Nature of
of Beneficial Owner	Beneficial Ownership	Percent of Class
BlackRock Inc.	813,346(1)	6.6%
40 East 52nd Street
New York, NY 10022

(1)	Based on an Amendment No. 3 to Schedule 13G filed with the Securities and Exchange Commission on January 28, 2014, which reported beneficial ownership as of December 31, 2013 by BlackRock, Inc.

Beneficial Ownership of Executive Officers and Directors

The following table sets forth, as of February 13, 2014, and from information supplied by the respective persons, the amount and the percentage, if over 1%, of the common stock of the Corporation beneficially owned by each director, each nominee for director, each of the named executive officers and all executive officers and directors of the Corporation as a group.

Amount and Nature of
Name of Individual or Identity of Group	Beneficial Ownership (1)	Percent of Class

Dennis F. Beardslee	15,439(2)	*
Jan E. Fisher	16,278(3)	*
R. Bruce Haner	24,625(4)	*
Susan E. Hartley	11,248(5)	*
Leo F. Lambert	18,110(6)	*
Raymond R. Mattie	22,250(7)	*
Edward H. Owlett, III	23,803(8)	*
Leonard Simpson	36,681(9)	*
James E. Towner	18,943(10)	*
Ann M. Tyler	12,510(11)	*
Charles H. Updegraff, Jr.	114,130(12)	*
Mark A. Hughes	49,992(13)	*
Deborah E. Scott	32,704(14)	*
Harold F. Hoose, III	28,471(15)	*
Dawn A. Besse	22,624(16)	*

Directors and Executive Officers as a Group (19 Persons)	517,869	4.17%

*	Indicates beneficial ownership of less than 1%.
(1)	Pursuant to the regulations of the SEC, the number of shares of common stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of February 13, 2014 with an exercise price of less than $19.25, which is the closing price on February 13, 2014. (“presently exercisable stock options”). Unless otherwise indicated, each individual holds sole voting and investment authority with respect to the shares listed.
(2)	Includes 3,919 shares issuable pursuant to presently exercisable stock options and 317 shares of restricted stock.
(3)	Includes 3,919 shares issuable pursuant to presently exercisable stock options and 317 shares of restricted stock.
(4)	Includes 1,251shares issuable pursuant to presently exercisable stock options and 317 shares of restricted stock. Of the stated amount, 2,756 shares are pledged as security.
(5)	Includes 3,919 shares issuable pursuant to presently exercisable stock options and 317 shares of restricted stock.
(6)	Includes 2,510 shares issuable pursuant to presently exercisable stock options; 317 shares of restricted stock; and 1,438 shares held by Fitzpatrick & Lambert, Inc.
(7)	Includes 3,240 shares issuable pursuant to presently exercisable stock options and 317 shares of restricted stock. Of the stated amount, 18,105 shares are pledged as security.
(8)	Includes 3,919 shares issuable pursuant to presently exercisable stock options and 317 shares of restricted stock.
(9)	Includes 3,569 shares issuable pursuant to presently exercisable stock options and 317 shares of restricted stock. Of the stated amount, 25,205 shares are pledged as security.
(10)	Includes 317 shares of restricted stock.
(11)	Includes 3,919 shares issuable pursuant to presently exercisable stock options and 317 shares of restricted stock.
(12)	Includes 41,388 shares issuable pursuant to presently exercisable stock options and 3,877 shares of restricted stock.
(13)	Includes 27,616 shares issuable pursuant to presently exercisable stock options and 2,296 shares of restricted stock.
(14)	Includes 19,027 shares issuable pursuant to presently exercisable stock options and 1,529 shares of restricted stock.
(15)	Includes 18,063 shares issuable pursuant to presently exercisable stock options and 1,514 shares of restricted stock.
(16)	Includes 16,637 shares issuable pursuant to presently exercisable stock options and 1,367 shares of restricted stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Corporation’s directors, executive officers and persons who beneficially own more than ten percent of the Corporation’s issued and outstanding common stock to file initial reports of ownership and reports of changes in beneficial ownership with the SEC. Such persons are also required to furnish the Corporation with copies of all such reports they file.

Based solely upon a review of the reports filed pursuant to Section 16 of the Exchange Act, the Corporation believes that its directors, executive officers and greater than ten percent beneficial owners timely filed all reports required under Section 16, with the exception of Ms. Fisher, Ms. Tyler, and Mr. Mattie, who each made one late filing related to a purchase due to an administrative oversight.

COMPENSATION DISCUSSION & ANALYSIS

Overview of the Executive Compensation Program

The Corporation’s executive compensation program includes a number of fixed and variable compensation and benefit components, typical of programs among comparable community banking and financial services companies in our local and regional marketplace. The program is designed to provide participating executives with an industry-competitive level of total compensation when their collective and individual performances meet or exceed the goals approved by the Board of Directors.

Compensation Philosophy and Program Objectives

We believe that the compensation program for executives should directly support the achievement of specific annual, long-term and strategic goals of the business, and, thereby, align the interests of executives with the interests of our shareholders.

We believe the current program provides sufficient levels of fixed income, in the forms of base salary and health and welfare benefits, to attract high caliber executive talent to the organization. It also provides annual and long-term incentive opportunities to encourage specific performance and to reward the successful efforts of executives.

The incentive opportunities are structured to produce a performance-leveraged program format in which executives may derive as much as 30% to 45% of their total compensation, depending on their role in the organization, from short and long-term incentive opportunities, but only when performance targets are met on a consistent basis and subject to appropriate controls to ensure management is not incented to take excessive risk.

We believe that the features and composition of the current program provide a total compensation package for executive officers that is competitive in our marketplace, but weighted toward variable pay based on corporate and individual performance, and which contributes to the creation of shareholder value.

Program Management

The Compensation Committee (“the Committee”) of the Board of Directors has primary responsibility for the design and administration of the executive compensation program. It reviews the make-up and administration of the executive compensation program throughout the year in light of changing organization needs and operating conditions and changing trends in industry practice. In evaluating program effectiveness, the Committee utilizes information from management and the services of an independent outside consultant. Strategic Compensation Planning, Inc. of Malvern, PA was engaged by the Committee to serve as its independent consultant on executive and director compensation matters. No member of the firm or any of its affiliates has a material financial interest in the Corporation, nor did they provide any other services to the Corporation for which they received in excess of $120,000.

Role of Executive Management in the Pay Decision Process. The Committee is responsible for recommending compensation related decisions to the Board of Directors for final approval. In formulating its recommendations, the Committee will regularly seek information about the performance of the business, organization staffing requirements and the performance levels of incumbent executives from the Chief Executive Officer. It will also seek information and insight from the Corporation’s Chief Financial Officer and, as circumstances dictate, other officers of the Corporation. The Committee weighs the information provided by officers carefully, especially the recommendations of the Chief Executive Officer on decisions affecting subordinate executives, but ultimately makes its decisions and recommendations to the Board independently.

Program Review and Pay Decision Process. During the fourth quarter each year, the Committee (1) receives base salaries and annual and long-term incentive information on current executive compensation levels in the industry and industry program practices provided by its independent compensation consultant; (2) conducts a comprehensive review of the Corporation’s compensation program structure and provisions; and (3) considers salary and benefit adjustments and incentive awards for executives.

After examining the information provided by its independent compensation consultant, the Committee determines whether (1) the content and structure of the Corporation’s compensation program is still competitive; (2) the current provisions remain consistent with the Corporation’s overall pay philosophy; and (3) the compensation program continues to support achievement of the Corporation’s business objectives.

After deciding on the program structure for the coming calendar year, the Committee examines the current compensation and benefit levels of incumbent executives in light of their continuing or changing roles in the business, the assessments of their individual performances by the Chief Executive Officer, and industry trends. The performance of the Chief Executive Officer is reviewed and appraised by the Committee with input from responses to a questionnaire provided to all directors.

Based on the information gathered about each executive, the Committee formulates recommendations on possible salary adjustments for executives during the coming year. It also determines annual incentive awards for executives based on results achieved against goals and objectives defined at the beginning of the year, and determines appropriate long-term incentive awards, usually in the form of stock options and restricted stock grants.

These recommendations are then presented to the full Board of Directors for consideration and approval, usually in December, prior to the beginning of the new year.

As incentive awards for the current year are determined, the Committee also works with the Chief Executive Officer to construct executive performance plans for the coming year. The Committee formulates their recommendations on performance goals and award opportunities for Board consideration and approval.

The Committee may also be called upon to consider pay related decisions from time to time throughout the calendar year as executives are reassigned or new executives join the organization. In these instances, the Committee will review all aspects of the executive’s compensation, including base salary level, annual incentive opportunities, long-term incentive awards, participation in special benefit plans, and employment contract provisions, if applicable.

Pay Decision Factors and Considerations. The following factors typically influence Committee recommendations on pay and benefits for executives:

•	Salary: Executive’s overall performance during the current year; changes in organization role and scope of responsibility; current salary in relation to the position’s market value; and any significant changes in the industry’s pay practices for comparable positions.

•	Annual Incentive Awards: Competitive industry practice with respect to size of awards; and actual performance (achievement) relative to goals and objectives assigned at the beginning of the year.

•	Long-term Incentive Awards: Competitive industry practice with respect to size of awards and the typical “mix” of stock options, restricted shares and other forms of equity-based grants; recent performance of the Corporation; and the individual executive and shareholder concerns about dilution and overhang.

•	Perquisites: The needs of the executive’s position, including frequency of need to travel to other Corporation locations or to meet with Corporation clients and prospective clients; and competitive industry practices for comparable executive roles.

•	Employment Agreements: The Corporation has entered into Employment Agreements with selected employees. The purposes of the Employment Agreements are to secure confidentiality about business practices and plans, preserve the customer base through noncompetition and nonsolicitation provisions and to maintain competitive industry practices.

•	Change in Control: The Corporation has entered into Change in Control Agreements with selected employees. The purpose of the Change of Control is to retain and secure key employees, and the amounts and terms are based on competitive industry practices.

•	Comparative Base – The Basis for Defining Competitive Compensation Levels and Practices: Ensuring that the types and levels of compensation included in the Corporation’s executive compensation program are consistent with current features and program trends among organizations of similar size and type located in the Corporation’s local and regional marketplace.

Competitive Benchmarking. Annually, the Committee asks its independent compensation consultant to review survey reports on national and regional compensation practices within the Corporation’s industry group, focusing on pay levels and practices among community banking and diversified financial services institutions based in the Mid-Atlantic Region. The range of institutions selected for comparison includes banking institutions that are moderately smaller and moderately larger than the Corporation, ranging between $1 billion and $2 billion in assets. The asset range is modified from time to time as the Corporation’s operating circumstances change. For the 2013 program planning review, the independent compensation consultant selected the following institutions in Pennsylvania, New York, and New Jersey to serve as the Corporation’s peer group (the “Peer Group”):

AmeriServe Financial, Inc.	CNB Financial Corp.
Arrow Financial Corp.	ESB Financial Corp.
Canandaigua National Corp.	LNB Bancorp Inc.
Center Bancorp, Inc.	Orrstown Financial Service, Inc.
Chemung Financial Corp.	Peapack-Gladstone Financial Corp.

Program Components

There are six (6) primary components to the Corporation’s current executive compensation program:

1.    Base Salary. Base salary is established after taking into consideration the median level of industry practice within the Peer Group for comparable positions. Within the defined competitive range, an executive’s salary level is based initially on his/her qualifications for the assignment and experience in similar level and type roles. Thereafter, salary adjustments reflect the individual’s overall performance against organization expectations and may also reflect changes in industry practices. For most executive positions, salary will ordinarily provide at least 55% - 70% of total annual compensation, when considering the value of short-term and long-term incentive awards and benefits provided by the organization.

2.    Health and Welfare Benefits. Executives participate in the Corporation’s qualified health and welfare benefits programs on the same terms and conditions as all other employees of the Corporation.

3.     Annual Performance Incentives. The Corporation’s annual Incentive Award Plan provides participating executives with opportunities to earn additional cash compensation in a given year when corporate and business unit operating results and individual performance contributions meet or exceed established thresholds of acceptable achievement. For 2013, corporate performance was measured based on return on average equity as compared to peer performance and the Corporation's return on equity to budgeted return on equity. Business unit goals vary based on the nature of the unit, but, where applicable, include such items as loan and deposit growth, levels of nonperforming assets, and non-interest income. Each participant’s individual performance contribution is evaluated by his or her supervisor, with the Chief Executive Officer’s individual performance contribution evaluated by the Board of Directors. The Committee, in its discretion, may adjust award payments under the Incentive Award Plan based on extraordinary circumstances, conflicts with long-term financial and development objectives, or below standard individual participant performance. All awards under the Incentive Award Plan are paid in cash as soon as it is practical after the end of a plan year.

The table below presents the performance criteria and the weighting of each criterion used in determining the annual performance incentive awards for the named executive officers in 2013:

Name	Performance Criteria	Criterion Weighting	Target % of Base Salary	Maximum % of Base Salary
Charles H. Updegraff, Jr.	Corporate Performance	90%	36.00%	54.00%
	Individual Performance	10%	4.00%	6.00%
	Totals		40.00%	60.00%

Mark A. Hughes	Corporate Performance	60%	18.00%	27.00%
	Unit/Functional Goals Based on:
	Bank Net Interest Margin	15%	4.50%	6.75%
	Securities Portfolio - Total Return	10%	3.00%	4.50%
	Accounting Department Results as Compared to Pre-established Goals	5%	1.50%	2.25%
	Individual Performance	10%	3.00%	4.50%
	Totals		30.00%	45.00%

Deborah E. Scott	Corporate Performance	45%	11.25%	17.10%
	Unit/Functional Goals Based on:
	Trust and Financial Management Pre-tax Earnings Contribution	30%	7.50%	11.40%
	Growth in Trust Assets Under Management	10%	2.50%	3.80%
	Regulatory Examination Performance	5%	1.25%	1.90%
	Individual Performance	10%	2.50%	3.80%
	Totals		25.00%	38.00%

Harold F. Hoose, III	Corporate Performance	45%	11.25%	20.25%
	Unit/Functional Goals Based on:
	Growth in Outstanding Loans	30%	7.50%	13.50%
	Asset Quality - Loan Delinquency Data	15%	3.75%	6.75%
	Individual Performance	10%	2.50%	4.50%
	Totals		25.00%	45.00%

Dawn A. Besse	Corporate Performance	45%	11.25%	17.10%
	Unit/Functional Goals Based on:
	Asset Quality - Loan Delinquency Data	25%	6.25%	9.50%
	Asset Quality - Net Charge-off Data	15%	3.75%	5.70%
	Efficiency Based on Number of Employees	5%	1.25%	1.90%
	Individual Performance	10%	2.50%	3.80%
	Totals		25.00%	38.00%

4.   Long-term Performance Incentives. The Corporation’s 1995 Stock Incentive Plan provides participating executives with the ability to receive equity awards (as determined by the Committee, as administrator of the plan), and is intended to focus the recipient’s efforts on the strategic directions and goals of the business, incent ownership in the Corporation and promote a vested interest in the Corporation’s long-term success. Awards may take the form of incentive stock options, nonqualified options, stock appreciation rights or restricted stock. To date, all awards granted under the plan have been incentive stock options or restricted stock.

The Committee reviews and recommends approval of awards to executives based upon its assessment of individual performance, a review of the executive’s existing long-term incentives, and retention considerations. Peer Group data regarding stock-based compensation has not reflected much consistency among financial institutions. Historically, stock options awarded under the plan vest six (6) months after the grant date and expire ten (10) years after the grant date. Restricted stock awards issued to the Bank’s executive officers in January 2013, 2012, and 2011 include a performance condition, as well as a requirement for continued employment, in order for the restrictions to lapse. The restrictions lapse for one-third of the total shares on the anniversary date of the award based on the Corporation’s attainment of a performance target of 100% or more of the Peer Group’s average return on equity (as defined by the Committee) for the four quarters ending the third quarter of each calendar year following the award date. The performance target requirement continues until all restricted shares awarded are forfeited or the restrictions on such shares have lapsed. Any shares for which the restrictions have not lapsed at the expiration of the ten (10) year period following the date of the award shall expire and revert back to the Corporation. A total of 850,000 shares of common stock may be issued under the plan. As of December 31, 2013, a balance of 300,092 shares remains available for issuance.

The Committee recommended to the Board and the Board authorized the annual awarding of stock options and restricted stock to executives and certain employees from January 2002 through January 2013, with the exception of 2006 and 2010, when no options or restricted shares were granted except for an award of restricted shares to Mr. Updegraff in 2010. The timing of awards has not been tied to the release of negative or positive material information about the Corporation.

The Corporation’s policy regarding executive ownership of Corporation common stock is described in the “Stock Ownership Guidelines” section of this Proxy Statement.

5.   Nonqualifed Benefits and Perquisites. Nonqualified benefits and perquisites that may be offered by the Corporation include participation in a supplemental retirement income plan (“SERP”), as well as, in many instances, use of a company-provided automobile. In a few instances, the Corporation pays a portion of an executive’s membership dues for a golf or social club, when such membership can facilitate the conduct of business with clients.

The SERP is intended to replace some of the benefits lost by executives under Federally mandated restrictions on retirement income benefits to highly compensated employees under qualified retirement income plans like pensions and 401(k) plans. The Corporation’s SERP provides a retirement benefit to participants who retire after attaining age 55, with 5 years of service. Participants vest earlier than age 55 in the event of disability, death or in the event of a change in control of the Corporation. Annual contributions to the SERP are at the discretion of the Board of Directors, and the Board may terminate the SERP at any time. The SERP is described in more detail on page 25.

6.   Employment, Change in Control and Severance Agreements. In 2013, the Corporation entered into Employment Agreements with Mr. Updegraff, Mr. Hughes, Ms. Scott, and Mr. Hoose. The Employment Agreements are described in more detail on pages 26-27.

A select group of senior executives, including Ms. Besse, are parties to a Change in Control agreement with the Corporation. In the event that any of these executives is terminated following a Change in Control, they would receive a severance benefit. They would also be eligible for continued coverage under the Corporation’s health and welfare benefit plans for eighteen (18) months. The Change in Control Agreement is described in more detail on pages 27-28.

None of the named executive officers has a commitment from the Corporation for a tax gross-up payment in the event that their severance benefits exceed the deduction limitations under Internal Revenue Code Section 4999.

Recent Actions

During 2013 and the first quarter of 2014, the Corporation, through the Committee and Board of Directors, has made a number of important decisions regarding executive compensation. The most significant actions are summarized below.

Base Salaries. At the beginning of 2014, executives received salary increases based on evaluations of corporate and individual performances and prevailing industry practices for comparable positions. The salary of the Chief Executive Officer increased in January 2014 by 9.55% to a level of $400,000. The salary of the Chief Financial Officer increased in January 2014 by 4.35% to a level of $240,000.

Annual Incentives. The Board has established a series of annual corporate, business unit and individual goals for each named executive officer whereby each named executive officer could receive an annual cash bonus equal to a percentage of base salary, depending upon achievement of performance goals. The following table sets forth the target, maximum, and actual percentages of base salary paid to the named executive officers related to their performance in 2013, 2012 and 2011:

		Target	Maximum	Actual
		Percentage	Percentage	Percentage
Name	Year	of Base Salary	of Base Salary	of Base Salary
Charles H. Updegraff, Jr.
	2013	40%	60%	48%
	2012	40%	60%	60%
	2011	40%	60%	60%

Mark A. Hughes
	2013	30%	45%	39%
	2012	30%	45%	45%
	2011	30%	45%	44%

Deborah E. Scott
	2013	25%	38%	32%
	2012	25%	38%	38%
	2011	25%	38%	37%

Harold F. Hoose, III
	2013	25%	45%	20%
	2012	25%	38%	26%
	2011	25%	38%	26%

Dawn A. Besse
	2013	25%	38%	26%
	2012	25%	38%	25%
	2011	25%	38%	25%

Long-term Incentives. As described above, the Committee utilizes equity awards as an incentive to drive future performance. In December 2013, the Committee recommended, and the Board approved, the award of options and restricted stock under the 1995 Stock Incentive Plan. The exercise price of the options, and the value of the restricted stock, was $20.45 per share, which was based on the market price of the Corporation’s stock, as defined in the Plan. The following awards on January 3, 2014 are not included in the tables within the “Executive Compensation” section of this Proxy Statement, because they were made after the end of 2013: Mr. Updegraff- 8,927 options and 1,488 shares of restricted stock; Mr. Hughes- 5,024 options and 837 shares of restricted stock; Mrs. Scott- 3,355 options and 559 shares of restricted stock; Mr. Hoose- 3,521 options and 587 shares of restricted stock; and Mrs. Besse- 3,027 options and 504 shares of restricted stock.

Consideration of Say-On-Pay Advisory Vote

The Compensation Committee believes that the shareholder vote in 2011 strongly supports our compensation philosophy. Therefore, we have not modified our practices or philosophy in any manner as a result of the 2011 advisory vote.

Also at our 2011 annual meeting, our shareholders expressed support for conducting the foregoing “say-on-pay” vote every third year.

Risk Management

We do not believe that the Corporation’s compensation programs and practices present any risks that are reasonably likely to have a material adverse effect on the Corporation.

The Committee believes that the direct compensation components of the executive compensation program—salary, annual incentive opportunities, equity grants—are reasonable, competitive and approximate the median of prevailing industry practices. The Committee intends to maintain the current leveraged approach to total compensation, directly tying a significant portion of an executive’s total earnings to achievements against goals and objectives approved by the Board of Directors, while balancing the approach with appropriate controls to ensure that management is not incented to take excessive risks.

Recoupment Policy

In September 2013, the Board adopted an executive compensation recoupment policy pursuant to which annual cash bonuses, stock-based awards, performance-based compensation and other forms of cash or equity compensation other than salary paid to executive officers are subject to a "clawback" pursuant to the recoupment policy in the event the Corporation is required to prepare an accounting restatement due to material non-compliance with financial reporting requirements under the securities laws.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis that is required by the rules and regulations established by the SEC and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis section be included in the proxy statement.

Compensation Committee

Jan E. Fisher, Chair	R. Bruce Haner
Leo F. Lambert	Edward H. Owlett, III
Leonard Simpson	James E. Towner

Compensation Committee Interlocks and Insider Participation

Messrs. Haner, Lambert, Owlett, Simpson, Towner and Mrs. Fisher served as members of the Compensation Committee during 2013 and none of them was an officer or employee of the Corporation or any of its subsidiaries during that time. There are no interlocking relationships, as defined in regulations of the SEC, involving members of the Compensation Committee.

Executive Compensation Tables

The following tables set forth for the fiscal years ending December 31, 2013, 2012 and 2011, the compensation which the Corporation and its subsidiaries paid to its named executive officers.

2013 Summary Compensation Table

The following table contains information with respect to annual compensation for services in all capacities to the Corporation and the Bank for the fiscal year ended December 31, 2013, with comparative information for 2012 and 2011, of those persons who were, (i) the Chief Executive Officer, (ii) the Chief Financial Officer and (iii) the three (3) other most highly compensated executives (collectively, the “named executive officers”) to the extent such persons’ total compensation exceeded $100,000:

						Change in
						Pension Value
						and
						Nonqualified	All
				Stock	Option	Deferred Plan	Other
Name and		Salary	Bonus (1)	Awards (2)	Awards (3)	Compensation (4)	Compensation (5)	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
CHARLES H. UPDEGRAFF, JR.	2013	365,134	174,568	46,104	80,064	-	117,230	783,100
Chairman, President and	2012	331,940	199,164	43,903	73,182	86,335	90,199	824,723
Chief Executive Officer	2011	316,133	189,680	25,090	42,591	124,586	70,062	768,142

MARK A. HUGHES	2013	230,000	90,522	28,066	48,722	-	35,229	432,539
Treasurer and	2012	214,000	95,883	26,976	44,960	-	33,063	414,882
Chief Financial Officer	2011	205,750	90,884	14,940	25,360	-	31,052	367,986

DEBORAH E. SCOTT	2013	171,500	55,854	18,614	32,309	-	35,863	314,140
Executive Vice President	2012	167,450	64,131	18,058	30,102	-	32,681	312,422
and Director of Trust Department	2011	162,550	60,846	10,572	17,939	-	30,596	282,503

HAROLD F. HOOSE, III	2013	180,000	36,995	18,000	31,258	-	29,215	295,468
Executive Vice President	2012	162,000	41,956	16,853	28,093	-	25,671	274,573
and Director of Lending	2011	151,700	38,845	9,864	16,746	-	22,686	239,841

DAWN A. BESSE	2013	154,750	41,276	16,693	28,984	-	49,536	291,239
Executive Vice President	2012	150,200	38,049	15,815	26,368	-	43,846	274,278
and Chief Credit Officer	2011	142,400	36,036	9,262	15,715	-	39,410	242,823

(1) The 2013, 2012, and 2011 bonuses were paid pursuant to the Incentive Award Plan, which is described in the “Program Components” section of the Compensation Discussion and Analysis. The “Non-Equity Incentive Plan Compensation” column has been omitted from the Summary Compensation Table because no Named Executive Officers earned compensation during 2013, 2012 or 2011 of a type required to be disclosed in that column.

(2) The amount shown in the “Stock Awards” column for 2013, 2012 and 2011 equals the value of restricted stock awards determined based on the average of the high and low stock price on the grant date. The values used were $19.21 per share for the 2013 awards, $18.54 per share for the 2012 awards and $15.06 per share for the 2011 restricted stock awards.

(3) The amounts shown in the “Option Awards” column are determined based on the grant date fair market value, computed using the Black-Scholes-Merton option pricing model. The grant-date fair values per option were $5.56 for the 2013 awards, $5.15 for 2012 awards and $4.26 for 2011 awards. See Note 13 to the consolidated financial statements, included in the Corporation’s 2013 Form 10-K, for information regarding key assumptions used in calculating the estimated fair value of stock-options.

(4) The amount shown in the column headed “Change in Pension Value and Nonqualified Deferred Plan Compensation” for 2013, 2012, and 2011 is attributable to Mr. Updegraff’s participation in the Citizens Trust Company Pension Plan, a defined benefit pension plan. No amount being reported for 2013 is attributed to the present value of Mr. Updegraff’s accumulated plan benefit decreasing by $15,584. This plan covers certain employees who were employed by Citizens Trust Company on December 31, 2002, when the plan was amended to discontinue admittance of any future participants and to freeze benefit accruals. The Corporation acquired Citizens Bancorp, Inc., and its wholly-owned subsidiary, Citizens Trust Company, effective May 1, 2007. Mr. Updegraff is the only named executive officer who is a participant in this plan. The discount rate used to calculate the present value of accumulated plan benefits was 4.5% at December 31, 2013, 4.0% at December 31, 2012, and 4.5% at December 31, 2011.

(5) Amounts shown as “All Other Compensation” include the following:

		Employer	Employer	Employer	Dollar Value	Commissions
		Contributions	Contributions	Contributions to	of Insurance	for	Perquisites
		to the	to the 401 (k)	the Supplemental	Premium	Insurance	and
		Employee	Employee	Executive	paid for	and	Other
		Stock	Savings	Retirement	Group Term	Brokerage	Personal
		Ownership Plan	Plan	Plan (SERP)	Life Insurance	Sales	Benefits(1)	Total
Name	Year	($)	($)	($)	($)	($)	($)	($)
Charles H. Updegraff, Jr.
	2013	10,200	12,750	82,911	5,207		6,162	117,230
	2012	10,000	12,500	57,682	4,323	-	5,694	90,199
	2011	9,800	12,250	38,946	2,882	-	6,184	70,062

Mark A. Hughes
	2013	10,200	12,750	11,642	637	-	-	35,229
	2012	10,000	12,500	9,926	637	-	-	33,063
	2011	9,800	12,250	8,365	637	-	-	31,052

Deborah E. Scott	2013	9,615	12,019	9,481	637	1,734	2,377	35,863
	2012	9,265	11,581	8,510	637	395	2,293	32,681
	2011	9,059	11,323	6,692	637	648	2,237	30,596
Harold F. Hoose, III
	2013	9,009	11,262	5,219	415	-	3,310	29,215
	2012	8,165	9,100	4,631	415	-	3,360	25,671
	2011	7,843	8,400	4,039	277	-	2,127	22,686
Dawn A. Besse
	2013	7,785	9,731	30,192	1,828	-	-	49,536
	2012	7,523	9,403	25,092	1,828	-	-	43,846
	2011	7,639	9,549	20,394	1,828	-	-	39,410

(1) For Mr. Updegraff, Mrs. Scott and Mr. Hoose, perquisites and other personal benefits include the estimated personal use portion of the cost of a company-supplied automobile. For Mr. Updegraff and Mr. Hoose, perquisites include the cost of club memberships, which are used primarily, but not exclusively, for business purposes. For Mrs. Scott and Mr. Hoose, perquisites include cell phone reimbursement, which are used primarily, but not exclusively, for business purposes.

Grants of Plan-Based Awards Table

The following table sets forth information concerning awards granted to the named executive officers for the year ended December 31, 2013 under the 1995 Stock Incentive Plan.

			All Other	All Other
			Stock	Option
			Awards:	Awards:	Exercise	Grant
			Number	Number of	or Base	Date Fair
		Board/	of Shares	Securities	Price of	Value of
		Committee	of Stock	Underlying	Option	Stock and
	Grant	Action	or Units	Options	Awards	Option
Name	Date	Date	(#)	(#)	($/Sh)	Awards
Charles H. Updegraff, Jr.	1/3/2013	12/19/2012	2,400	14,400	19.21	126,168

Mark A. Hughes	1/3/2013	12/19/2012	1,461	8,763	19.21	76,788

Deborah E. Scott	1/3/2013	12/19/2012	969	5,811	19.21	50,923

Harold F. Hoose	1/3/2013	12/19/2012	937	5,622	19.21	49,258

Dawn A. Besse	1/3/2013	12/19/2012	869	5,213	19.21	45,677

The grant date fair market value of stock award is computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification” (the “ASC”) topic 718, “Compensation—Stock Compensation.” The value used for restricted stock awards is $19.21 per share, based on the market value of the stock at the grant date. The value used for options is $5.56 per option, computed using the Black-Scholes-Merton option pricing model.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to outstanding stock options and non-vested stock awards as of December 31, 2013 for the named executive officers.

	Option Awards			Stock Awards
					Market
	Number of			Number of	Value of
	Securities			Shares or	Shares or
	Underlying			Units of	Units of
	Unexercised	Option		Stock	Stock
	Options	Exercise	Option	That Have	That Have
	(#)	Price	Expiration	Not Vested	Not Vested
Name	Exercisable	($)	Date	(#)	($)
Charles H. Updegraff, Jr.	2,780	17.500	1/3/2018
	4,530	19.880	1/5/2019
	9,998	15.060	1/4/2021
	14,210	18.540	1/4/2022
	14,400	19.210	1/3/2023
				4,533	$93,516
Total:	45,918		Total:	4,533	$93,516

Mark A. Hughes	2,145	26.590	1/2/2014
	2,065	27.000	1/3/2015
	2,285	22.325	1/3/2017
	4,170	17.500	1/3/2018
	3,725	19.880	1/5/2019
	5,953	15.060	1/4/2021
	8,730	18.540	1/4/2022
	8,763	19.210	1/3/2023
				2,761	$56,959
Total:	37,836		Total:	2,761	$56,959

Deborah E. Scott	2,145	26.590	1/2/2014
	2,065	27.000	1/3/2015
	1,755	22.325	1/3/2017
	3,160	17.500	1/3/2018
	2,700	19.880	1/5/2019
	4,211	15.060	1/4/2021
	5,845	18.540	1/4/2022
	5,811	19.210	1/3/2023
				1,852	$38,207
Total:	27,692		Total:	1,852	$38,207

Harold F. Hoose, III	435	26.590	1/2/2014
	420	27.000	1/3/2015
	1,695	22.325	1/3/2017
	3,055	17.500	1/3/2018
	2,650	19.880	1/5/2019
	3,931	15.060	1/4/2021
	5,455	18.540	1/4/2022
	5,622	19.210	1/3/2023
				1,761	$36,329
Total:	23,263		Total:	1,761	$36,329

	Option Awards			Stock Awards
					Market
	Number of			Number of	Value of
	Securities			Shares or	Shares or
	Underlying			Units of	Units of
	Unexercised	Option		Stock	Stock
	Options	Exercise	Option	That Have	That Have
	(#)	Price	Expiration	Not Vested	Not Vested
Name	Exercisable	($)	Date	(#)	($)
Dawn A. Besse	2,145	26.590	1/2/2014
	2,065	27.000	1/3/2015
	1,450	22.325	1/3/2017
	2,615	17.500	1/3/2018
	2,360	19.880	1/5/2019
	3,689	15.060	1/4/2021
	5,120	18.540	1/4/2022
	5,213	19.210	1/3/2023
				1,642	$33,874
Total:	24,657		Total:	1,642	$33,874

Option Exercises and Stock Vested

The following table sets forth information concerning the exercise of stock options granted, and the value realized on the vesting of restricted stock, under the 1995 Stock Incentive Plan during 2013 for each of the named executive officers.

	Option Awards		Stock Awards

	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	On Vesting
Name	(#)	($)	(#)	($)
Charles H. Updegraff, Jr	-	-	10,545	$207,369

Mark A. Hughes	-	-	876	$16,889

Deborah E. Scott	-	-	604	$11,645

Harold F. Hoose, III	-	-	564	$10,874

Dawn A. Besse	-	-	526	$10,141

Pension Benefits (1)(2)

The following table sets forth information with respect to pension benefits for the fiscal year ended December 31, 2013 for each of the named executive officers.

			Present Value
		Number of Years	of Accumulated
		Credited Service	Benefit
Name	Plan Name	(#)	($)
Charles H. Updegraff, Jr.	Supplemental Executive Retirement Plan(3)	6	$320,055
	Citizens Trust Company Pension Plan(4)	25	$759,465
	Total		$1,079,520

Mark A. Hughes	Supplemental Executive Retirement Plan(3)	13	$113,959

Deborah E. Scott	Supplemental Executive Retirement Plan(3)	15	$94,476

Harold F. Hoose, III	Supplemental Executive Retirement Plan(3)	9	$39,811

Dawn A. Besse	Supplemental Executive Retirement Plan(3)	13	$217,922

(1)	The column disclosing benefits paid under any of the plans named in the table has been omitted because no named executive officer received any such payments during 2013.
(2)	Values are as of December 31, 2013, which is the measurement date used by the Corporation for financial reporting purposes.
(3)	A nonqualified plan, described in more detail below.
(4)	A tax-qualified defined benefit plan, described in more detail below.

Citizens Trust Company Pension Plan

Mr. Updegraff is a participant in the Citizens Trust Company Pension Plan, a tax-qualified defined benefit plan. This plan covers certain employees who were employed by Citizens Trust Company on December 31, 2002, when the plan was amended to discontinue admittance of any future participant and to freeze benefit accruals. The Corporation acquired Citizens Bancorp, Inc. and its wholly-owned subsidiary, Citizens Trust Company, effective May 1, 2007.

Supplemental Executive Retirement Plan

           The Corporation maintains a Supplemental Executive Retirement Plan (“SERP”) to provide a supplemental retirement income to designated key employees.  The Board of Directors determines employees eligible to participate, as well as the amount of the Corporation’s annual contribution to each participant’s account, if any. The annual contribution is deposited into each participant’s account held in a trust account at the Bank. While the Bank’s Trust and Financial Management Group manages the trust assets, each participant may direct the investment of the funds credited to their account. All assets in the trust are subject to the claims of the Bank’s creditors in the event of insolvency. The Board of Directors may terminate the SERP at any time.

Historically, the Corporation’s annual contribution has been based on a formula designed to provide an annual benefit equal to 20% of the individual’s highest five-year average compensation, and assumes retirement at age 65.  In determining the annual contribution amounts, the Corporation assumes interest rates of 8% for preretirement and 6% for postretirement and utilizes a standard mortality table.  The actual amount available to be distributed to a participant at separation of service depends upon the return on the investment of the funds held in the account over time. The actual investment returns do not impact the Corporation’s determination of the annual contribution.  Investment returns are allocated to participant accounts daily based on units held of each investment.

Amounts credited to a participant’s account do not vest until the earlier of: (i) the participant reaching age 55 with 5 years of participation in the SERP; (ii) the death of the participant; (iii) the disability of the participant; or (iv) a change in control of the Corporation as defined in the SERP.

Amounts credited to a participant’s account are payable, at the election of the participant, in monthly or annual installments upon retirement after age 55 with 5 years of participation in the SERP, the participant’s death or disability, or a change in control of the Corporation.

Employment Agreements

On September 19, 2013, the Corporation and the Bank entered into employment agreements with Mr. Updegraff, Mr. Hughes, Mr. Hoose and Mrs. Scott (collectively, the “Employment Agreements”). The following summarizes the material terms of the Employment Agreements.

The Employment Agreements with Messrs. Updegraff, Hughes and Hoose, and with Mrs. Scott, provide for an initial term and an initial annual base salary at the rates set forth in the table below.

Executive	Initial Term Expires	Initial Annual Base Salary
Charles H. Updegraff, Jr.	September 19, 2016	$ 365,134
Mark A. Hughes	September 19, 2016	$ 230,000
Harold F. Hoose, III	September 19, 2015	$ 180,000
Deborah E. Scott	September 19, 2015	$ 171,500

The Employment Agreements of Messrs. Updegraff and Hughes provide that the term of such agreement shall be automatically renewed on each September 19th for successive three (3) year terms, unless either the Corporation or the executive gives written notice of nonrenewal at least 90 days prior to the next renewal date.

The Employment Agreements of Mr. Hoose and Mrs. Scott provide that the term of such agreement shall be automatically extended an additional twelve (12) months, unless written notice of nonrenewal is provided no later than July 19, 2015 and by July 19th of each successive calendar year thereafter.

Under the Employment Agreements, each executive is eligible to receive annual incentive payments and stock based incentives as determined by the Compensation Committee, which may, but need not be, issued under any incentive plan maintained by the Company, and is eligible to participate in any retirement plan, deferred compensation plan, welfare benefit plan or other benefit program in which full-time employees of the Bank are eligible to participate.

The Employment Agreements also provide each executive with reimbursement of business expenses and paid vacation in accordance with Corporation or Bank policies and procedures and, with respect to Messrs. Updegraff and Hoose, use of a Bank owned automobile and a country club membership. Mrs. Scott’s Employment Agreement also provides for the use of a Bank owned automobile.

With respect to Mr. Updegraff’s Employment Agreement, during the term of the agreement, the Corporation and the Bank have agreed to cause Mr. Updegraff to be elected to the Board of Directors of the Bank and nominated for election to the Board of Directors of the Corporation in connection with each election of directors wherein his term of office otherwise would expire.

Each Employment Agreement contains customary nondisclosure and mutual nondisparagement provisions and, in the case of Messrs. Updegraff and Hughes, a twenty-four (24) month non-competition and non-solicitation covenant and, in the case of Mr. Hoose and Mrs. Scott, an eighteen (18) month non-competition and non-solicitation covenant, in each case applicable within thirty-five (35) miles of any office of the Corporation or the Bank after voluntary or involuntary termination of the executive’s employment with the Corporation and the Bank.

Each Employment Agreement also provides that the executive may terminate his or her employment for “good reason” (as defined in the agreement) after notice to the Corporation or the Bank within thirty (30) days after the initial existence of the condition giving rise to the right to terminate and the failure of the Corporation or Bank to cure the situation within thirty (30) days after receipt of such notice.

Additionally, each Employment Agreement provides for a lump sum payment to the executive in the event of a termination of employment following a “change in control” (as defined in the agreement) or a termination without “cause” (as defined in the agreement) absent a change in control, such payment to be equal to the sum of the highest annual base salary earned by the executive during the immediately preceding three (3) years, plus the highest cash bonus and other incentive compensation earned with respect to one of the three preceding years, plus the highest value of stock options and other stock incentives awarded to the executive in one of the immediately preceding three years, multiplied by a predetermined factor depending on the executive and whether the executive was terminated following a change in control. Additionally, each of the Employment Agreements provides for the continuation of the executive’s participation in the Bank’s life, disability, medical/health insurance and other welfare benefits in effect during the one (1) year period preceding the termination of employment (or a cash payment representing the value of such benefits). The factor applicable to each of the executives for purposes of determining the lump sum payment and the time period for which benefits are to be continued are set forth in the following table.

The employment agreements in effect on December 31, 2013 do not provide for an excise tax gross-up pursuant to Section 280G of the Internal Revenue Code. In the event any payments to our named executive officers would otherwise constitute a parachute payment under Section 280G of the Internal Revenue Code, the payments will be limited to the greater of (1) the dollar amount which can be paid to such named executive officer without triggering an excise tax under Section 4999 of the Internal Revenue Code or (ii) the greatest after-tax dollar amount after taking into account any excise tax incurred under Section 4999 of the Internal Revenue Code with respect to such parachute payments.

	Multiplier Factor		Benefits Continuation Period
Executive	Change in Control	Without Cause Absent a Change in Control	Change in Control	Without Cause Absent a Change in Control
Charles H. Updegraff, Jr.	2.99X	1.0X	3 Years	1 Year
Mark A. Hughes	2.99X	1.0X	3 Years	1 Year
Harold F. Hoose, III	1.5X	0.5X	18 Months	6 Months
Deborah E. Scott	1.5X	0.5X	18 Months	6 Months

Change in Control Agreements

The Corporation and Bank have entered into Change in Control Agreements (the “Agreements”) with Mrs. Besse and certain other officers (each an “Employee”). Prior to establishment of the Employment Contracts described above, Agreements as described herein were in place for the other Named Executive Officers. The purpose of the Agreements is to retain and secure key employees and encourage their continued attention and dedication to their assigned duties without the distraction of potential disturbing circumstances arising from the possibility of a change in control of the Corporation or Bank.

The Change in Control Agreements provide for a lump sum severance benefit in the event that certain events take place after there is a “change in control”, as defined in the Agreement, of the Corporation, or for a period of twenty-four (24) months thereafter. The Agreements do not provide for any payment in the event that the Employee remains employed for more than twenty-four (24) months following the change in control.

Under the Agreements, the term “termination” means the termination of the employment of the Employee either by the Corporation for any reason other than death, disability, or “cause”, or by resignation of the Employee upon the occurrence of one or more of the following events: a significant change in the Employee’s authorities or duties; a reduction in annual salary or a material reduction in benefits; the relocation of the Employee’s office to a location more than 35 miles from the location of the Employee’s office immediately prior to the employment period; the inability of the Employee to exercise the authorities, powers, functions or duties associated with the Employee’s position; or the failure of the Corporation to obtain a satisfactory agreement from any successor to assume and agree to perform the Agreement in the same manner and extent as if no succession had taken place.

In the event of a termination, the Agreements provide severance benefits of (i) Employer-paid group medical insurance continuation premiums for a period of eighteen (18) months after the date of termination; and (ii) a lump sum payment in cash no later than thirty (30) business days after the date of termination equal to the sum of the Employee’s unpaid salary, accrued vacation pay and unreimbursed business expenses through and including the date of termination; and an amount equal to one times the Employee’s base salary in effect immediately prior to the date of termination.

The original Agreements terminated on December 31, 2005, but are automatically extended for additional one-year periods unless written notice is provided by the Corporation or Employee that such party does not wish to extend the term. If a change in control occurs during the original or extended term of the Agreements, the term shall continue for a period of twenty-four (24) months and end upon the expiration of such twenty-four (24) month period.

Potential Payments Upon Termination or Change in Control

The table that follows provides quantitative information regarding contracts, agreements, plans or arrangements that provide for payments to a named executive officer upon termination of employment. The table does not include information with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms, or operation, in favor of exectutive officers or the registrant and that are available generally to all salaried employees.

				Value of	Payment Under
		Supplement		Restricted	Split Dollar	Citizens Trust
		Executive	Health	Stock	Bank Owned	Company
		Retirement	and Welfare	Subject to	Life Insurance	Pension
	Cash	Plan Benefit	Benefits	Acceleration	Program(1)	Plan(2)
Name	($)	($)	($)	($)	($)	($)

Termination Due to Retirement as of December 31, 2013
Charles H. Updegraff, Jr.		320,055				810,000
Mark A. Hughes
Deborah E. Scott
Harold F. Hoose, III
Dawn A. Besse		217,922

Termination Due to Disability as of December 31, 2013
Charles H. Updegraff, Jr.		320,055				810,000
Mark A. Hughes		113,959
Deborah E. Scott		94,476
Harold F. Hoose, III		39,811
Dawn A. Besse		217,922

Termination Without Cause or for Good Reason - Before a Change in Control as of December 31, 2013
Charles H. Updegraff, Jr.	690,466	320,055	11,563			810,000
Mark A. Hughes	402,671		11,563
Deborah E. Scott	143,277		3,889
Harold F. Hoose, III	135,607		6,331
Dawn A. Besse		217,922

Termination Due to Death as of December 31, 2013
Charles H. Updegraff, Jr.		320,055			789,581	370,000
Mark A. Hughes		113,959
Deborah E. Scott		94,476
Harold F. Hoose, III		39,811
Dawn A. Besse		217,922

Termination Without Cause or for Good Reason - Upon or After a Change in Control as of December 31, 2013
Charles H. Updegraff, Jr.	2,064,493	320,055	34,689	93,516		810,000
Mark A. Hughes	1,203,986	113,959	34,689	56,959
Deborah E. Scott	429,831	94,476	11,666	38,207
Harold F. Hoose, III	406,821	39,811	18,993	36,329
Dawn A. Besse	154,750	217,922	11,666	33,874

(1) The amount represents the death benefit payable to Mr. Updegraff under the former Citizens Trust Company Supplemental Life Insurance Plan for Executive Officers, calculated based on the maximum benefit payable under the plan of $789,581.

(2) The amounts reflect the estimated lump sum value that would be paid by the Citizens Trust Company Pension Plan.

Indemnification Agreements

On April 20, 2004, the shareholders of the Corporation authorized the Corporation to enter into indemnification agreements (the “Indemnification Agreements”) with the directors of the Corporation and the Bank and certain officers of Bank, as designated by the Board of Directors. The primary purpose of the Indemnification Agreements is to ensure the ability of the Corporation and Bank to continue to attract and retain responsible, competent and otherwise qualified directors and officers. Indemnification Agreements have been entered into with all Directors of the Bank and the Corporation, as well as the Corporation’s and Bank’s Executive Officers as named on page pages 8 and 9.

The Indemnification Agreements provide to covered directors and officers the most advantageous of any combination of benefits under (i) the benefits provided by the Bylaws of the Corporation in effect as of the date the agreements were entered into; (ii) the benefits provided by the Bylaws, the Articles of Incorporation or their equivalent of the Corporation in effect at the time indemnification expenses are incurred by an indemnitee; (iii) the benefits allowable under Pennsylvania law in effect on the date of the agreements; (iv) the benefits allowable under the law of the jurisdiction under which the Corporation exists at the time indemnifiable expenses are incurred by an indemnitee; (v) the benefits available under a liability insurance policy obtained by the Corporation and its subsidiaries in effect on the date of the agreements; (vi) the benefits available under a liability insurance policy obtained by the Corporation and its subsidiaries, in effect at the time the indemnifiable expenses are incurred by an indemnitee; and (vii) such other benefits as are or may otherwise be available to the indemnitee.

The Corporation is not obligated to, nor has it agreed to provide funding for its obligations under the agreements. The Corporation is obligated, however, to pay its obligations under the agreements from general assets or insurance. The agreements do require the Corporation to continue to purchase D&O Coverage for so long as it is available on a commercially reasonable basis.

The indemnification available pursuant to the agreements is subject to a number of exclusions. No indemnification is required under the agreements with respect to any claim as to which it is finally proven by clear and convincing evidence in a court of competent jurisdiction that the covered person acted or failed to act with deliberate intent to cause injury to the Corporation or a subsidiary thereof or with reckless disregard for the Corporation’s best interest. The Corporation is also not required to make any payment finally determined by a court to be unlawful or any payment required under Section 16(b) of the Securities and Exchange Act of 1934, as amended. In addition, any claim (or part thereof) against an indemnitee which falls within the prohibitions of 12 C.F.R. §7.5217 (i.e., a prohibition on indemnification or insurance coverage for expenses, penalties or other payments incurred in connection with an action by a banking regulatory agency which results in a final order assessing monetary penalties or requiring affirmative action in the form of payment to said bank) is excluded from indemnification under the agreements.

Compensation of Directors

The following table summarizes the compensation paid by the Corporation and Bank to directors for the fiscal year ended December 31, 2013, other than Charles H. Updegraff, Jr., who did not receive compensation as a director.

DIRECTOR COMPENSATION (1)(2)(3)

	Fees
	Earned or
	Paid in	Stock	Option
	Cash (4)	Awards (5)	Awards (6)	Total
Name	($)	($)	($)	($)
Dennis F. Beardslee	31,350	4,034	6,956	42,340
Jan E. Fisher	41,950	4,034	6,956	52,940
R. Bruce Haner	37,950	4,034	6,956	48,940
Susan E. Hartley	33,350	4,034	6,956	44,340
Leo F. Lambert	37,950	4,034	6,956	48,940
Raymond R. Mattie	35,350	4,034	6,956	46,340
Edward H. Owlett, III	45,950	4,034	6,956	56,940
Leonard Simpson	41,950	4,034	6,956	52,940
James E. Towner	45,450	4,034	6,956	56,440
Ann M. Tyler	32,850	4,034	6,956	43,840

(1) The columns disclosing non-equity incentive plan compensation, changes in pension value and nonqualified deferred compensation earnings, and other forms of compensation have been omitted from the table because no director earned any compensation during 2013 of a type required to be disclosed in those columns.

(2) As of December 31, 2013, each non-employee director owned 389 shares of common stock awarded pursuant to the Independent Directors Stock Incentive Plan (described below) for which transfer restrictions had not yet lapsed. For each director, those shares had a value of $8,025 based on the closing price of the Corporation’s common stock on December 31, 2013 (the last business day of the year).

(3) Effective January 3, 2014, the Corporation awarded 646 options and 108 shares of restricted stock under the Independent Director Stock Incentive Plan to each director. The exercise price of the options, and the value of the restricted stock, was $20.45 per share, based on the market price of the Corporation’s stock on January 2, 2014. The awards made in January 2014 are not included in the table.

(4) Includes annual cash retainer, Committee chair retainer (if any) and attendance fees.

(5) The amount shown in the “Stock Awards” column equals the value of restricted stock awards, determined based on the grant date fair market value of $19.21 per share.

(6) The amount shown in the “Option Awards” column equals the value of 2013 awards of $5.56 per option, determined based on the grant date fair market value, computed using the Black-Scholes-Merton option pricing model. See Note 13 to the consolidated financial statements, included in the Corporation’s Annual Report on Form 10-K for the year ending December 31, 2013 for information regarding key assumptions used in calculating the estimated fair market value of stock options.

Director Fees. Compensation of the Board of Directors is established by the Board upon recommendation of the Compensation Committee. In developing its recommendations, the Compensation Committee considers information provided by Strategic Compensation Planning, Inc., the Corporation's independent compensation consultant.

Non-employee directors receive cash compensation for their service as directors in accordance with the following fee schedule. Employee directors are not entitled to additional compensation for board or committee service.

Annual Fees:
Cash Retainer (all Directors)	$17,000

Committee Chairman:
Audit Committee	$5,000
Compensation Committee	$5,000
Executive Committee	$7,500
All Other Committees	$4,000

Per-Meeting Attendance Fees:
Board meetings (all Directors)	$900

Committee meetings
Audit Committee	$600
Executive Committee	$600
All Other Committees	$500

A director who, by invitation, attends a meeting of a committee of which he or she is not a regular member will be paid the same attendance fee as is payable to members of that committee. Attendance fees are not doubled in the event of joint meetings of the Corporation and Bank Boards.

Independent Directors Stock Incentive Plan. In addition to cash fees, non-employee directors may also receive compensation in the form of Corporation common stock or stock options under the Independent Directors Stock Incentive Plan. This plan permits awards of nonqualified stock options and/or restricted stock to non-employee directors. A total of 135,000 shares of common stock may be issued under the Independent Directors Stock Incentive Plan. The recipient’s right to exercise stock options under this plan vests immediately and expires 10 years from the date of grant. The exercise prices of all stock options awarded under the Independent Directors Stock Incentive Plan are equal to the fair market value on the grant date. Restricted stock awards issued under the plan vest ratably over three (3) years. As of December 31, 2013, a balance of 34,718 shares remain available for issuance under the Independent Directors Stock Incentive Plan.

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Corporation is required to provide its shareholders with a separate, non-binding advisory vote on the compensation paid to the Corporation’s named executive officers pursuant to the policies and procedures employed by the Corporation, as described in the Compensation Discussion & Analysis and tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.

For the reasons set forth in this Proxy Statement, we believe that our compensation policies and procedures are centered on a pay-for-performance culture, are competitive in our marketplace, and are strongly aligned with the long-term interests of our shareholders, and that the compensation paid to our executives is consistent with such policies and procedures.

This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:

“Resolved, that the shareholders approve the compensation paid to the named executive officers of the Corporation pursuant to the policies and procedures employed by the Corporation, as described in the Compensation Discussion and Analysis and tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The approval of the non-binding advisory proposal on executive compensation requires the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy. Abstentions and broker non-votes will have no effect in calculating the votes on this matter.

The Board of Directors recommends a vote “FOR” approval of the compensation paid to the named executive officers of the Corporation pursuant to the policies and procedures employed by the Corporation, as described in the Compensation Discussion & Analysis and tabular disclosure regarding the named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.

PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ParenteBeard LLC, formerly Parente Randolph, LLC, has been the independent registered public accounting firm appointed by the Corporation to audit its financial statements since 1981, and was selected by the Board as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2014. No member of the firm or any of its associates has a material financial interest in the Corporation. A representative of ParenteBeard LLC is expected to be present at the Annual Meeting to answer appropriate questions from shareholders and will be afforded an opportunity to make any statement that the firm desires.

The affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, is required to ratify the appointment of ParenteBeard LLC as the Corporation’s independent registered public accounting firm. Abstentions and broker non-votes will have no effect in calculating the votes on this matter.

The Board of Directors recommends a vote “FOR” ratification of the appointment of ParenteBeard LLC as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

Fees of Independent Public Accountants

The following table sets forth information concerning fees paid to ParenteBeard LLC for the years ended December 31, 2013 and 2012. All services provided by ParenteBeard LLC in 2013 and 2012 were pre-approved by the Audit Committee, or approved by management and ratified by the Audit Committee, consistent with the limits provided for in the Audit Committee Charter.

	Fiscal Years Ended
	December 31,
	2013	2012
Audit Fees
Audit of Annual financial statements and Audit of internal control over financial reporting and reviews of Quarterly financial statements	$215,659	$209,252

Audit-Related Fees
Audits of employee benefit plans	15,900	15,200

Tax Fees
Preparation of Corporation tax return	19,027	20,812
Preparation of retired employee tax return	5,750	4,540

Others Fees
XBRL	1,172	45,498

Aggregate of all fees billing to the Corporation by ParenteBeard LLC	$257,508	$295,302

Audit Committee Report

On February 20, 2014, the Audit Committee of the Board of Directors reviewed and discussed with management the audited financial statements dated December 31, 2013. The Audit Committee also discussed with ParenteBeard LLC, the independent registered public accounting firm of the Corporation, the matters required to be discussed with those charged with governance pursuant to the Public Company Accounting Oversight Board Auditing Standard No. 16 (Communication with Audit Committees), as amended, of the Auditing Standards Board of the American Institute of Certified Public Accountants to the extent applicable.

The Audit Committee has received from ParenteBeard LLC the written disclosure and the letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed ParenteBeard LLC’s independence with its representatives. These items relate to that firm’s independence from the Corporation.

Based on its review and discussions referred to above, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the Securities and Exchange Commission.

Audit Committee

Edward H. Owlett, III, Chairman	James E. Towner
R. Bruce Haner	Ann M. Tyler
Leo F. Lambert

ANNUAL REPORT ON FORM 10-K

A copy of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC, was made available to shareholders with this proxy statement. The Annual Report on Form 10-K is also available at www.cnbankpa.com.

A paper copy of the Annual Report on Form 10-K will be furnished to shareholders free of charge upon written request. Such requests should be directed to the Treasurer of Citizens & Northern Corporation at 90-92 Main Street, Wellsboro, PA, 16901, or by phone at 570-724-3411.

OTHER MATTERS

The management of the Corporation does not intend to bring any other matters before the Annual Meeting and is not presently informed of any other business which others may bring before such meeting. However, if any other matters should properly come before such meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, determine.

Important Notice of Availability of Proxy Materials for the Shareholder Meeting of

CITIZENS & NORTHERN CORPORATION

To Be Held On:

April 17, 2014 at 2:00 p.m. Local Time
Location of Meeting
The Arcadia Theatre
50 Main Street, Wellsboro
Pennsylvania 16901

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 4/4/14.

Please visit http://www.astproxyportal.com/ast/11697/, where the following materials are available for view:

- Annual Highlights
- Notice of Annual Meeting of Stockholders
- Proxy Statement
- Form of Electronic Proxy Card
- Annual Report on Form 10-K

TO REQUEST MATERIAL: **TELEPHONE: 888-Proxy-NA (888-776-9962) and 718-921-8562 (for international callers)**
E-MAIL: info@amstock.com
WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp

TO VOTE:

ONLINE: To access your online proxy card, please visit **www.voteproxy.com** and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time on April 16, 2014.

IN PERSON: You may vote your shares in person by attending the Annual Meeting.

TELEPHONE: To vote by telephone, please visit **https://secure.amstock.com/voteproxy/login2.asp** to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

1. ELECTION OF CLASS III DIRECTORS.

NOMINEES: Dennis F. Beardslee
Jan E. Fisher
Ann M. Tyler

Please note that you cannot use this notice to vote by mail.

2. TO APPROVE, IN AN ADVISORY (NON-BINDING) VOTE, THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT

3. RATIFICATION OF THE APPOINTMENT OF THE FIRM OF PARENTEBEARD LLC AS INDEPENDENT AUDITORS.

4. OTHER MATTERS. In their discretion, to vote with respect to any other matters that may properly come before the Meeting or any adjournments thereof.

ANNUAL MEETING OF STOCKHOLDERS OF

CITIZENS & NORTHERN CORPORATION

April 17, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST on April 16, 2014.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/11697/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20330300000000000000 3 041714

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF CLASS III DIRECTORS.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Dennis F. Beardslee
- ○ Jan E. Fisher
- ○ Ann M. Tyler

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. TO APPROVE, IN AN ADVISORY (NON-BINDING) VOTE, THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT	☐	☐	☐
3. RATIFICATION OF THE APPOINTMENT OF THE FIRM OF PARENTEBEARD LLC AS INDEPENDENT AUDITORS.	☐	☐	☐

4. OTHER MATTERS. In their discretion, to vote with respect to any other matters that may properly come before the Meeting or any adjournments thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE STOCKHOLDER. UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

CITIZENS & NORTHERN CORPORATION

April 17, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/11697/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330300000000000000 3   041714

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF CLASS III DIRECTORS.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Dennis F. Beardslee
- ○ Jan E. Fisher
- ○ Ann M. Tyler

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. TO APPROVE, IN AN ADVISORY (NON-BINDING) VOTE, THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT	☐	☐	☐
3. RATIFICATION OF THE APPOINTMENT OF THE FIRM OF PARENTEBEARD LLC AS INDEPENDENT AUDITORS.	☐	☐	☐

4. OTHER MATTERS. In their discretion, to vote with respect to any other matters that may properly come before the Meeting or any adjournments thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE STOCKHOLDER. UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

CITIZENS & NORTHERN CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 17, 2014

The undersigned hereby appoints Raymond R. Mattie and Edward H. Owlett, III, and each or either of them, as the attorneys and proxies of the undersigned, with full power of substitution in each, to vote all shares of the common stock of Citizens & Northern Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Thursday, April 17, 2014, at 2:00 P.M. (local time), at the Arcadia Theatre, 50 Main Street, Wellsboro, Pennsylvania 16901, and at any adjournments thereof, and to vote as follows:

(Continued and to be signed on the reverse side.)

14475